THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

HZO, INC.

SECURED CONVERTIBLE PROMISSORY NOTE

$1,150,000                                                                                                                                                                                       September 25, 2009
                                                 Salt Lake City, Utah

FOR VALUE RECEIVED, hZo, Inc., a Delaware corporation (the “Company”), promises to pay to Zagg, Inc. (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of One Million One Hundred and Fifty Thousand Dollars ($1,150,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 0.84% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i)  February 25, 2010 (the “Maturity Date”), (ii) immediately prior to a Change of Control (as defined below) or (iii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by holders of a Majority in Interest (as defined below) or made automatically due and payable in accordance with the terms hereof.  This Note is one of the “Notes” issued pursuant to the Note and Warrant Purchase Agreement dated as of September 25, 2009 (as amended, modified or supplemented, the “Purchase Agreement”) between the Company and the Investors (as defined in the Purchase Agreement).

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE “SECURITY AGREEMENT”) DATED AS OF THE DATE OF THE PURCHASE AGREEMENT AND EXECUTED BY COMPANY IN FAVOR OF COLLATERAL AGENT (AS DEFINED THEREIN) FOR THE BENEFIT OF THE INVESTOR.  ADDITIONAL RIGHTS OF INVESTOR ARE SET FORTH IN THE SECURITY AGREEMENT.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “Change of Control” means (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity or the entity controlling such surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, such surviving entity or the entity that controls such surviving entity outstanding immediately after such transaction or series of transactions, or (ii) a sale, lease or other conveyance of all or substantially all of the assets of the Company.

(b) the “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(c) “Event of Default” has the meaning given in Section 4 hereof.

(d)  “Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note. A reference to a Lien of Investor or a security agreement executed in favor of Investor shall be deemed to include a Lien granted to a collateral agent on behalf of Investor and a security agreement executed in favor of a collateral agent on behalf of Investor, respectively.

(e) “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

(f) “Majority in Interest” shall mean more than fifty percent (50%) of the aggregate outstanding principal amount of the Notes issued pursuant to the Purchase Agreement.

(g)  “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, the Purchase Agreement and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding. Notwithstanding the foregoing, the term “Obligations” shall not include any obligations of Company under or with respect to the Warrant (as defined below).

(h) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(i) “Purchase Agreement” has the meaning given in the introductory paragraph hereof.

(j) “Securities Act” shall mean the Securities Act of 1933, as amended.

(k)  “Security Agreement” has the meaning given in the introductory paragraphs to this Note.

(l) “Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, indebtedness of Company, to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions or other lending institutions regularly engaged in the business of lending money, which is for money borrowed , or purchase or leasing of equipment in the case of the lease or other equipment financing, whether or not secured.

(m) “Transaction Documents” shall mean this Note, each of the other Notes issued under the Purchase Agreement, the Purchase Agreement, the Warrants issued under the Purchase Agreement (each a “Warrant,” and collectively, the “Warrants”) and the Security Agreement.

2. Interest.  Accrued interest on this Note shall be payable at maturity.

3. Prepayment. This Note may not be prepaid.

4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a) Failure to Pay.  The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within five days of the Company’s receipt of Investor’s written notice to the Company of such failure to pay; or

(b) Representations, Warranties and Covenants. Any representation, warranty, or certificate delivered by or on behalf of the Company to Investor pursuant to the Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or delivered, or any covenant made by the Company pursuant to the Transaction Documents shall be breached; or

(c) Other Payment Obligations. Any indebtedness under any bonds, debentures, notes or other evidences of indebtedness for money borrowed (or any guarantees thereof, excluding this Note and the other Transactions Documents) by the Company or any of its Subsidiaries in an aggregate principal amount in excess of $50,000 is not paid when due either at its stated maturity or upon acceleration thereof, and such indebtedness is not discharged, or such acceleration is not rescinded or annulled; or

(d) Voluntary Bankruptcy or Insolvency Proceedings. The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

5. Rights of Investor upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 4(d) or 4(e)) and at any time thereafter during the continuance of such Event of Default, Investor may, with the consent of holders of a Majority in Interest, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding.  Upon the occurrence or existence of any Event of Default described in Sections 4(d) and 4(e), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Investor may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

6. Conversion.

(a) Automatic Conversion. In the event the Company consummates an equity financing prior to the Maturity Date pursuant to which the Company sells shares of a series of preferred stock in a transaction or series of related transactions with an aggregate sales price of not less than $1,000,000, excluding cancellation of indebtedness or conversion of any and all convertible bridge notes which are converted into preferred stock (including the Notes), and with the principal purpose of raising capital (a “Qualified Financing”), then this the outstanding principal amount of, and all accrued but unpaid interest under this Note shall automatically convert into Qualified Securities, as defined below, at the same price and on the same terms as the other investors purchasing such Qualified Securities in the Qualified Financing (the “Conversion Price”). The term “Qualified Securities” means the preferred stock issued in a Qualified Financing.  In conjunction with such conversion, Investor shall become a party and shall execute all related Qualified Financing documentation.

(b) Optional Conversion.  If the Company has not consummated a Qualified Financing prior to the Maturity Date or immediately prior to a Change of Control, or if an Event of Default occurs, then all or a portion of the outstanding principal amount of, and all accrued but unpaid interest under, this Note shall be convertible at the option of Investor into shares of the Company’s Common Stock (the “Common Stock”), at a conversion price per share to be determined in good faith by the Company’s Board of Directors and the Investors (the “Common Stock Conversion Price”).  The Company shall be required to provide Investor at least fifteen (15) days prior written notice of a Change of Control.

(c) Conversion Procedure.

(i) Conversion Pursuant to Section 6(a).  If this Note is automatically converted, written notice shall be delivered to Investor at the address last shown on the records of the Company for Investor or given by Investor to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying Investor of the conversion to be effected, specifying the Conversion Price, the principal amount of the Note to be converted, the date on which such conversion is expected to occur and calling upon such Investor to surrender to the Company, in the manner and at the place designated, the Note.  Upon such conversion of this Note, Investor shall surrender this Note, duly endorsed, at the principal office of the Company.  At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Investor at such principal office a certificate or certificates for the number of shares to which Investor shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which Investor is entitled upon such conversion under the terms of this Note, including a check payable to Investor for any cash amounts payable as described in Section 6(c)(iii).  Any conversion of this Note pursuant to Section 6(a) shall be deemed to have been made immediately prior to the closing of the issuance and sale of shares as described in Section 6(a) and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares and a purchaser of such shares under the Qualified Financing documentation and shall be bound by the terms of the Qualified Financing documentation.

(ii) Conversion Pursuant to Section 6(b).  Before Investor shall be entitled to convert this Note into shares of Common Stock pursuant to Section 6(b), it shall surrender this Note, duly endorsed, at the principal office of the Company and shall give written notice to the Company at its principal corporate office, of the election to convert the same pursuant to Section 6(b), and shall state therein the amount of the unpaid principal amount of this Note to be converted and the name or names in which the certificate or certificates for shares of Common Stock are to be issued.  The Company shall, as soon as practicable thereafter, issue and deliver at such office to Investor a certificate or certificates for the number of shares of Common Stock to which Investor shall be entitled upon conversion (bearing such legends as may be required by law and any applicable agreements to which the Company’s stockholders are bound, the Rights Agreement, the Voting Agreement and the Co-Sale Agreement, and in the opinion of counsel to the Company), together with a replacement Note (if any principal amount is not converted) and any other securities and property to which Investor is entitled upon such conversion under the terms of this Note, including a check payable to Investor for any cash amounts payable as described in Section 6(c)(iii) below.  The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the Person or Persons entitled to receive the shares of Common Stock upon such conversion shall be treated for all purposes as the record holder or holders of shares of such Common Stock as of such date.

(iii) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note.  In lieu of the Company issuing any fractional shares to Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the applicable Conversion Price by the fraction of a share not issued pursuant to the previous sentence.  In addition, the Company shall pay to Investor any interest accrued on the amount converted and on the amount to be paid to the Company pursuant to the previous sentence.  Upon conversion of this Note in full and the payment of the amounts specified in this Section 6(c)(iii), the Company shall be forever released from all its obligations and liabilities under this Note.

7. Successors and Assigns.  Subject to the restrictions on transfer described in Sections 9 and 10 below, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8. Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the holders of a Majority in Interest.

9. Restrictions on Transfer.  This Note may be transferred only in compliance with applicable United States federal and state securities laws and only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company, together, if reasonably requested by the Company, with a written opinion of Investor’s United States counsel, to the effect that such transfer may be effected without registration or qualification under any United States federal or state law then in effect.  A new Note for like principal amount and interest will be issued to, and registered in the name of, the transferee.  Interest and principal are payable only to the registered holder of this Note.  Investor agrees to provide a Form W-9 to the Company upon request.

Notwithstanding the provisions above, no such opinion of counsel shall be required:  (i) for any transfer of this Note or securities into which such Note may be converted in compliance with SEC Rule 144 or Rule 144A, or (ii) for any transfer of this Note or such securities by an Investor that is a partnership or a corporation to (A) a partner of such partnership or stockholder of such corporation, (B) a controlled affiliate of such partnership or corporation, (C) a retired partner of such partnership who retires after the date hereof, (D) the estate of any such partner or stockholder, or (iii) for the transfer by gift, will or intestate succession by any Investor to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases under subsections (ii) and (iii) the transferee agrees in writing to be subject to the terms of this Section 9 to the same extent as if the transferee were an original Investor hereunder.

10. Assignment by the Company.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the holders of a Majority in Interest.

11. Subordination.  The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of Company’s Senior Indebtedness, provided that, as of the date this Note is issued, the Company has no Senior Indebtedness.

(a)           Insolvency Proceedings.  If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Company, (i) no amount shall be paid by Company in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with Company by or on behalf of the holder of this Note which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

(b)           Default on Senior Indebtedness.  If there shall occur an event of default which has been declared in writing with respect to any Senior Indebtedness, as defined therein, or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof and the holder of this Note shall have received written notice thereof from the holder of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within ninety (90) days after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated.  Not more than one notice may be given to the holder of this Note pursuant to the terms of this Section 11(b) during any 360 day period.

12. Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing.  All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

13. Pari Passu Notes.  Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Purchase Agreement or pursuant to the terms of such Notes.  In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the Investors of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

14. Payment.  Payment shall be made in lawful tender of the United States.

15. Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus five percent (5%).  In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note, or returned to the Company, at the election of Investor.

16. Expenses; Waivers.  If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

17. Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Utah, without regard to the conflicts of law provisions of the State of Utah, or of any other state.

[Signature Page Follows]

The Company has caused this Note to be issued as of the date first written above.

HZO, INC.
a Delaware corporation

By:   /s/Robert G. Pedersen, II
        Robert G. Pedersen II, President